Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (“Amendment”), dated as of June 27, 2008, among THE RYLAND GROUP, INC., a Maryland corporation (the “Borrower”), the Lenders that are identified on the signature pages hereto and JPMORGAN CHASE BANK, N.A., as Agent (the “Agent”).

RECITALS

WHEREAS, the Borrower, the Lenders identified on the signature pages hereto, certain other Lenders and Agent are parties to that certain Credit Agreement dated as of January 12, 2006 (as amended by First Amendment to Credit Agreement dated as of October 17, 2007 and Second Amendment to Credit Agreement dated as of February 15, 2008 and as it may be further amended, renewed and restated from time to time, the “Credit Agreement”) (all capitalized terms not defined herein shall have the meanings given such terms in the Credit Agreement);

WHEREAS, the Borrower and the Lenders desire to amend the Credit Agreement for the purposes hereinafter set forth;

NOW, THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows:

1.                                       Definition of “Leverage Ratio”.  The definition of “Leverage Ratio” in Article 1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Leverage Ratio” means, at any date, the ratio of (a) Consolidated Indebtedness at such date, less Unrestricted Cash of the Borrower and Guarantors in excess of $25,000,000 but not to exceed $300,000,000 to (b) the sum of Consolidated Indebtedness and Consolidated Tangible Net Worth at such date, less Unrestricted Cash of the Borrower and Guarantors in excess of $25,000,000 but not to exceed $300,000,000.

2.                                       Reduction of Aggregate Commitment.  Pursuant to Section 2.5.2 of the Credit Agreement, the Aggregate Commitment is hereby reduced from $750,000,000 to $550,000,000, allocated to each Lender’s Commitment ratably.  The amounts of the reduced Commitments of the Lenders are set forth in Schedule I hereto.

3.                                       Pricing.  The Pricing Schedule attached to the Credit Agreement is hereby deleted and replaced by the Pricing Schedule attached hereto, and the pricing set forth in Level III of the Pricing Schedule shall be in effect as of the date of this Amendment.

4.                                       Consolidated Tangible Net Worth.  Section 6.24 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                                                6.24                           Consolidated Tangible Net Worth.  The Borrower shall not permit Consolidated Tangible Net Worth at any time to be less than the sum of (a) $600,000,000 plus (b) 50% of the Consolidated Net Income (without deduction for losses sustained during any fiscal quarter) for each fiscal quarter subsequent to the fiscal quarter ended June 30, 2008, plus (c) 50% of the net proceeds from any equity offerings of the Borrower from and after June 30, 2008.  Notwithstanding the foregoing, in the event that the Borrower shall at any time engage in an Acquisition with a purchase price (determined under GAAP) equaling or exceeding $100,000,000, the minimum Consolidated Tangible Net Worth requirement shall be adjusted to the sum of (i) 80% of Consolidated Tangible Net Worth at the end of the fiscal quarter in which the closing of such Acquisition occurs, plus (ii) an amount equal to 50% of the Consolidated Net Income (without deduction for losses sustained in any fiscal quarter) for each fiscal quarter subsequent to the closing of such Acquisition, plus (iii) 50% of the net proceeds received by the Borrower for any capital stock issued after the closing of such Acquisition.

5.                                       Leverage Ratio.  Section 6.25 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.25                           Leverage Ratio.

(a)                                  Leverage Covenant.  As of the last day of each fiscal quarter of the Borrower (beginning with the fiscal quarter ending September 30, 2007), the Leverage Ratio shall be less than or equal to the then applicable Permitted Leverage Ratio (the “Leverage Covenant”).

(b)                                 Interest Coverage Test.  If at any time Borrower shall fail to maintain, for two (2) consecutive fiscal quarters, an Interest Coverage Ratio, determined as of the last day of each fiscal quarter (each, a “Testing Date”) for the four-quarter period ending on such Testing Date, of at least 2.0 to 1.0 (the “Interest Coverage Test”), then the Permitted Leverage Ratio for the fiscal quarter next succeeding the second such consecutive fiscal quarter with respect to which Borrower shall have so failed the Interest Coverage Test (such second consecutive fiscal quarter being herein referred to as the “Coverage Test Failure Quarter”) shall, subject to the provisions of Section 6.25(d), be decreased by subtracting 2.5% from the Permitted Leverage Ratio that was in effect on the Testing Date.  (By way of example, if the Permitted Leverage Ratio for the Coverage Test Failure Quarter was 52.5%, the Permitted Leverage Ratio for the next succeeding fiscal quarter shall be 50.0%.)  The decreased Permitted Leverage Ratio shall remain in effect unless and until further decreased pursuant to this Section 6.25(b) or increased pursuant to Section 6.25(c).

(c)                                  Adjustment of Permitted Leverage Ratio.  If at any time at which the Permitted Leverage Ratio is less than 57.5%, Borrower shall have satisfied the Interest Coverage Test (which for purposes of this Section 6.25(c) shall be deemed satisfied only if, on the same Testing Date on which Borrower satisfies the Interest Coverage Test, Borrower is also in compliance with the Leverage Covenant), then the Permitted Leverage Ratio, effective as of the fiscal quarter immediately following the fiscal quarter with respect to which Borrower shall have so satisfied the Interest Coverage Test, shall be increased by adding 2.5% to the Permitted Leverage Ratio that was in effect on the Testing Date.  (By way of example, if the Permitted Leverage Ratio was 52.5% in the fiscal quarter in which the Interest Coverage Test was satisfied, the Permitted Leverage Ratio for the next fiscal quarter shall be 55.0%.)  The increased Permitted Leverage Ratio shall remain in effect unless and until further increased pursuant to this Section 6.25(c) or decreased pursuant to Section 6.25(b). In no event shall the Permitted Leverage Ratio exceed 57.5%.

(d)                                 Limits on Permitted Leverage Ratio.  Notwithstanding anything to the contrary contained herein, in no event shall the Permitted Leverage Ratio be less than the following amounts for the following fiscal quarters:

Permitted Leverage Ratio

Fiscal Quarters

55.0%

The last fiscal quarter of 2008 and first fiscal quarter of 2009

52.5%

The second, third and fourth fiscal quarters of 2009

50.0%

The first fiscal quarter of 2010 and thereafter

(e)                                  Measure of Compliance.  Borrower’s satisfaction of the Interest Coverage Test shall be measured on a quarterly basis, based on the financial statements delivered to Agent pursuant to Section 6.1(a) or (b).  A failure to satisfy the Interest Coverage Test alone shall not constitute a Default or Unmatured Default.

6.                                       Land Inventory.  Section 6.29 is hereby amended by deleting the reference “1.0 to 1.0” and replacing it with “1.15 to 1.0.”

7.                                       Compliance Certificate.  The Compliance Certificate provided for in the Credit Agreement shall be modified (as applicable) to conform to the terms of this Amendment.

8.                                       Conditions Precedent.  This Amendment shall be effective as of the date (“Amendment Effective Date”) upon which the following conditions are satisfied:

(a)                                  The Agent shall have received from the Borrower and the Required Lenders a counterpart of this Amendment signed on behalf of each such party.

(b)                                 The Agent shall have received from the Guarantors the Consent and Agreement substantially in the form attached hereto as Appendix I.

(c)                                  The Agent shall have received such documents and certificates as the Agent or its counsel may reasonably request relating to the organization or formation, existence and good standing of the Borrower, the authorization of this Amendment and any other legal matters relating to the Borrower, the Agreement or this Amendment, all in form and substance satisfactory to the Agent and its counsel.

(d)                                 The Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

The Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

9.                                       Representations and Warranties.  The Borrower hereby represents and warrants that as of the date hereof:

(a)                                  The representations and warranties of the Borrower in the Credit Agreement are true and correct in all material respects.

(b)                                 There exists no Default or Unmatured Default.

10.                                 Ratification.  The Credit Agreement, as amended hereby, is hereby ratified and remains in full force and effect.

11.                                 Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement and any of the parties hereto may execute this Amendment by signing any such counterpart.

12.                                 Choice of Law.  This Agreement shall be construed in accordance with the internal laws (but without regard to the conflict of laws provisions) of the State of New York, but giving effect to federal laws applicable to national banks.

IN WITNESS WHEREOF, the Borrower and the undersigned Lenders have caused this Amendment to be duly executed as of the date first above written.

Borrower:

THE RYLAND GROUP, INC.

By:	/s/ Gordon Milne
Name:	Gordon Milne
Title:	Executive Vice President and
Chief Financial Officer

Lenders:

JPMORGAN CHASE BANK, N.A.,
As Lender and Agent

By:	/s/ Kimberly Turner
Name:	Kimberly Turner
Its:	Executive Director

SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

BANK OF AMERICA, N.A.

By:	/s/ Eyal Namordi
Name:	Eyal Namordi
Title:	Senior Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ Timothy McNaught
Name:	Timothy McNaught
Title:	Managing Director

SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

WACHOVIA BANK, NATIONAL
ASSOCIATION

By:	/s/ R. Scott Holtzapple
Name:	R. Scott Holtzapple
Title:	Director

SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

CITICORP NORTH AMERICA, INC.

By:	/s/ Marni McManus
Name:	Marni McManus
Title:	Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

BARCLAYS BANK PLC

By:	/s/ Douglas Bernegger
Name:	Douglas Bernegger
Title:	Director

SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

COUNTRYWIDE BANK, N.A.

By:	/s/ Gregory W. Jackson
Name:	Gregory W. Jackson
Title:	Managing Director

SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

GUARANTY BANK

By:	/s/ Ross Evans
Name:	Ross Evans
Title:	Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

SUNTRUST BANK

By:	/s/ W. John Wendler
Name:	W. John Wendler
Title:	Senior Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

WASHINGTON MUTUAL BANK, FA

By:	/s/ Gary Handcox
Name:	Gary Handcox
Title:	Senior Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

REGIONS BANK

By:	/s/ Daniel McClurkin
Name:	Daniel McClurkin
Title:	Assistant Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Douglas G. Paul
Name:	Douglas G. Paul
Title:	Senior Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

UBS LOAN FINANCE LLC

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ David B. Julie
Name:	David B. Julie
Title:	Associate Director

SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

COMERICA BANK

By:	/s/ Leslie A. Vogel
Name:	Leslie A. Vogel
Title:	Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

NATIXIS

By:	/s/ Natalie Trojan
Name:	Natalie Trojan
Title:	Director

By:	/s/ Timothee Delpont
Name:	Timothee Delpont
Title:	Associate

SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

CALYON NEW YORK BRANCH

By:	/s/ Robert Smith

Name:	Robert Smith
Title:	Managing Director

By:	/s/ Brian Myers

Name:	Brian Myers

Title:	Managing Director

SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

CITY NATIONAL BANK

By:	/s/ Xavier Barrera

Name:	Xavier Barrera

Title:	Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:	/s/ Emer Dalton

Name:	Emer Dalton

Title:	Authorized Signatory

By:	/s/ Elaine Crowley

Name:	Elaine Crowley

Title:	Authorized Signatory

SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

CHANG HWA COMMERCIAL BANK,
LTD., LOS ANGELES BRANCH

By:

Name:

Title:

 SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

FIRST COMMERCIAL BANK,
LOS ANGELES BRANCH

By:	/s/ Rong-Ko Chen

Name:	Rong-Ko Chen

Title:	Vice President and General Manager

SIGNATURE PAGE TO THIRD AMENDMENT TO CREDIT AGREEMENT

WITH THE RYLAND GROUP, INC.

MALAYAN BANKING BERHAD,
NEW YORK BRANCH

By:	/s/ Fauzi Zulkifli

Name:	Fauzi Zulkifli

Title:	General Manager

SCHEDULE I

COMMITMENTS

Lender	Commitment

Total	$550,000,000.00

PRICING SCHEDULE

	Level I	Level II	Level III	Level IV	Level V
Rating	BBB+/Baa1	BBB/Baa2	BBB-/Baa3	BB+/Bal	BB/Ba2 or below or no Rating
Leverage Ratio	< 30%	> 30% < 40%	> 40% < 50%	> 50% < 55%	> 55%
Applicable Margin	1.125%	1.25%	1.375%	1.625%	2.00%
Applicable Fee Rate	0.175%	0.20%	0.225%	0.25%	0.275%

“Rating” means the higher of the publicly announced ratings of the Borrower’s senior unsecured public debt by Moody’s and S&P.  If only one of Moody’s or S&P announces a rating of the Borrower’s senior unsecured public debt, no Rating shall be deemed to exist.

If the Level as determined by the Rating is not the same as the Level as determined by the Leverage Ratio, but no more than one Level apart, then the Applicable Margin and the Applicable Fee Rate shall correspond to the Level which causes pricing to be lower.  If the Level as determined by the Rating is more than one Level different from the Level as determined by the Leverage Ratio, then the Applicable Margin and the Applicable Fee Rate shall be one Level lower (i.e., lower pricing) than the higher of such two Levels.

Notwithstanding the foregoing, at any time at which the Interest Coverage Ratio is less than 2.00 to 1.00, the Applicable Margin and Applicable Fee Rate determined as provided above shall be increased based upon the Interest Coverage Ratio as follows:

Interest Coverage Ratio	Less than 2.0 to 1.0 but greater than or equal to 1.5 to 1.0	Less than 1.5 to 1.0 but greater than or equal to 1.0 to 1.0	Less than 1.0 to 1.0

Increase in Applicable Margin and Applicable Fee Rate	0.125%	0.25%	0.375%

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s status as reflected in the then most recent Ratings and the then most recent annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(a) or (b) (the “Financials”).  Adjustments, if any, to the Applicable Margin or Applicable Fee Rate resulting from changes in the Leverage Ratio or Interest Coverage Ratio shall be effective five Business Days after the Agent has received the applicable Financials.  If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.  The Rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date.

In the event that any of the Financials or any certificate delivered by Borrower under Section 6.2(b) is shown to be inaccurate (regardless of whether this Agreement is in effect or any Loans or Commitments are outstanding when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin and Applicable Fee Rate for any period (an “Applicable Period”) than the Applicable Margin and Applicable Fee Rate actually applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Agent a correct certificate under Section 6.2(b) for such Applicable Period, (ii) the Applicable Margin and Applicable Fee Rate shall be determined at such higher Applicable Margin and Applicable Fee Rate for such Applicable Period, and (iii) the Borrower shall immediately pay to the Agent (for the benefit of the Lenders) the accrued additional interest and additional fees owing as a result of such higher Applicable Margin and Applicable Fee Rate for such Applicable Period.

In the event that any of the Financials or any certificate delivered by Borrower under Section 6.2(b) is shown to be inaccurate and such inaccuracy, if corrected, would have led to the application of a lower Applicable Margin and Applicable Fee Rate for any Applicable Period than the Applicable Margin and Applicable Fee Rate actually applied for such Applicable Period, and provided such inaccuracy was not as a result of any fraudulent act, then (i) the Borrower may, within 60 days of its discovery of such inaccuracy (but in no event later than one (1) year after delivery of the inaccurate Financials or certificate), deliver to the Agent a correct certificate under Section 6.2(b) for such Applicable Period and (ii) provided this Agreement is then in effect, Borrower may, from time to time after timely delivery of such correct certificate, offset, against payments of interest and fees thereafter payable under this Agreement to any Lender that received payments of interest and fees for the Applicable Period (“Overpayments”) in excess of the fees and interest that would have been payable to such Lender if such payment had been made based upon the corrected Financials and certificate, amounts not to exceed in the aggregate the Overpayments received by such Lender. No Lender shall have any liability or obligation with respect to any Overpayment received by any other Lender nor shall any Lender have any liability or obligation with respect to any Overpayment received by it other than Borrower’s right of offset hereunder.

Appendix I

CONSENT AND AGREEMENT OF GUARANTORS

THIS CONSENT AND AGREEMENT OF GUARANTORS (“Consent”) is executed and delivered as of June        , 2008, by the undersigned (the “Guarantors”), in favor of the “Lenders” under that certain Credit Agreement dated January 12, 2006, among The Ryland Group, Inc., the Lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., in its capacity as Agent.  Such Credit Agreement, as it has been and may be amended, modified or supplemented from time to time, is hereinafter referred to as the “Credit Agreement.”  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, the Guarantors have executed and delivered a Guaranty dated January 12, 2006 in favor of the Lenders under the Credit Agreement or a Supplemental Guaranty thereto (collectively, the “Guaranty”); and

WHEREAS, the Borrower, the Agent and certain Lenders have entered into that certain Third Amendment to Credit Agreement of even date herewith amending the Credit Agreement (the “Amendment”); and

WHEREAS, it is a condition to the Amendment that the Guarantors shall have executed this Consent;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby consent to the Amendment and agree that the Guaranty continues in full force and effect.

IN WITNESS WHEREOF, this Consent has been duly executed by the Guarantors as of the day and year first set forth above.

[Guarantors]